EXHIBIT 16

ERNST & YOUNG LLP       200 Clarendon Street            Phone:      617 266 2000
                        Boston                          Fax:        617 266 5843
                        Massachusetts 02116-5072






July 10, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 28, 1996, of Kurzweil Applied Intelligence, Inc. and are in agreement with the statements contained in the first 4 paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                           /s/ Ernst & Young LLP


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